Exhibit 99.1
FOR IMMEDIATE RELEASE
Lam Research Corporation Reports Financial Results for the Quarter Ended June 26, 2022
FREMONT, Calif., July 27, 2022 - Lam Research Corporation (the "Company," "Lam," "Lam Research") today announced financial results for the quarter ended June 26, 2022 (the “June 2022 quarter”).
Highlights for the June 2022 quarter were as follows:
•Revenue of $4.64 billion.
•U.S. GAAP gross margin of 45.3%, U.S. GAAP operating income as a percentage of revenue of 31.9%, and U.S. GAAP diluted EPS of $8.74.
•Non-GAAP gross margin of 45.2%, non-GAAP operating income as a percentage of revenue of 31.5%, and non-GAAP diluted EPS of $8.83.
Key Financial Data for the Quarters Ended
June 26, 2022 and March 27, 2022
(in thousands, except per-share data, percentages, and basis points)

U.S. GAAP
	June 2022	March 2022	Change Q/Q
Revenue	$4,635,554	$4,060,416	+14%
Gross margin as percentage of revenue	45.3%	44.7%	+ 60 bps
Operating income as percentage of revenue	31.9%	29.4%	+ 250 bps
Diluted EPS	$8.74	$7.30	+20%

Non-GAAP
	June 2022	March 2022	Change Q/Q
Revenue	$4,635,554	$4,060,416	+14%
Gross margin as percentage of revenue	45.2%	44.7%	+ 50 bps
Operating income as percentage of revenue	31.5%	29.4%	+ 210 bps
Diluted EPS	$8.83	$7.40	+19%

U.S. GAAP Financial Results
For the June 2022 quarter, revenue was $4,636 million, gross margin was $2,101 million, or 45.3% of revenue, operating expenses were $621 million, operating income was 31.9% of revenue, and net income was $1,209 million, or $8.74 per diluted share on a U.S. GAAP basis. This compares to revenue of $4,060 million, gross margin of $1,817 million, or 44.7% of revenue, operating expenses of $625 million, operating income of 29.4% of revenue, and net income of $1,022 million, or $7.30 per diluted share, for the quarter ended March 27, 2022 (the “March 2022 quarter”).
Non-GAAP Financial Results
For the June 2022 quarter, non-GAAP gross margin was $2,094 million, or 45.2% of revenue, non-GAAP operating expenses were $635 million, non-GAAP operating income was 31.5% of revenue, and non-GAAP net income was $1,221 million, or $8.83 per diluted share. This compares to non-GAAP gross margin of $1,815 million, or 44.7% of revenue, non-GAAP operating expenses of $621 million, non-GAAP operating income of 29.4% of revenue, and non-GAAP net income of $1,036 million, or $7.40 per diluted share, for the March 2022 quarter.
“Lam delivered record levels of revenue and earnings per share in the June quarter, while continuing to operate in a supply-constrained environment,” said Tim Archer, Lam Research’s President and Chief Executive Officer. “With solid operational execution, technology leadership, and a robust installed base business, Lam is well-positioned for long-term growth.”

Balance Sheet and Cash Flow Results
Cash and cash equivalents, short-term investments, and restricted cash and investments balances decreased to $3.9 billion at the end of the June 2022 quarter compared to $4.6 billion the end of the March 2022 quarter. This decrease was primarily the result of $876.1 million of share repurchases, including net share settlement of employee stock-based compensation; $208.1 million of dividends paid to stockholders; and $125.7 million of capital expenditures, partially offset by $443.9 million of cash generated by operating activities.
Deferred revenue at the end of the June 2022 quarter increased to $2,198 million compared to $2,069 million as of the end of the March 2022 quarter. Lam's deferred revenue balance does not include shipments to customers in Japan, to whom title does not transfer until customer acceptances. Shipments to customers in Japan are classified as inventory at cost until the time of acceptance. The estimated future revenue from shipments to customers in Japan was approximately $367 million as of June 26, 2022 and $263 million as of March 27, 2022.
Revenue
The geographic distribution of revenue during the June 2022 quarter is shown in the following table:

Region	Revenue
China	31%
Korea	24%
Taiwan	19%
United States	8%
Europe	7%
Japan	6%
Southeast Asia	5%
The following table presents revenue disaggregated between system and customer support-related revenue:

	Three Months Ended			Twelve Months Ended
	June 26, 2022	March 27, 2022	June 27, 2021	June 26, 2022	June 27, 2021
	(In thousands)
Systems revenue	$3,006,374	$2,650,842	$2,763,877	$11,322,271	$9,764,845
Customer support-related revenue and other	1,629,180	1,409,574	1,381,302	5,904,768	4,861,305
	$4,635,554	$4,060,416	$4,145,179	$17,227,039	$14,626,150
System revenue includes sales of new leading-edge equipment in deposition, etch and clean markets.
Customer support-related revenue includes sales of customer service, spares, upgrades, and non-leading-edge equipment from our Reliant® product line.
Outlook
For the quarter ended September 25, 2022, Lam is providing the following guidance:

	U.S. GAAP			Reconciling Items		Non-GAAP
Revenue	$4.9 Billion	+/-	$300 Million	—		$4.9 Billion	+/-	$300 Million
Gross margin as a percentage of revenue	45.0%	+/-	1%	$1	Million	45.0%	+/-	1%
Operating income as a percentage of revenue	31.4%	+/-	1%	$3	Million	31.5%	+/-	1%
Net income per diluted share	$9.48	+/-	$0.75	$3	Million	$9.50	+/-	$0.75
Diluted share count	137 Million			—		137 Million
The information provided above is only an estimate of what the Company believes is realizable as of the date of this release and does not incorporate the potential impact of any business combinations, asset acquisitions, divestitures, restructuring, balance sheet valuation adjustments, financing arrangements, other investments, or other significant arrangements that may be completed or realized after the date of this release. U.S. GAAP to non-GAAP reconciling items provided include only those items that are known and can be estimated as of the date of this release. Actual results will vary from this model and the variations may be material. Reconciling items included above are as follows:
•Gross margin as a percentage of revenue - amortization related to intangible assets acquired through business combinations, $1 million.

•Operating income as a percentage of revenue - amortization related to intangible assets acquired through business combinations, $3 million.
•Net income per diluted share - amortization related to intangible assets acquired though business combinations, $3 million; amortization of note discounts, $1 million; and associated tax benefit for non-GAAP items ($1 million); totaling $3 million.
Use of Non-GAAP Financial Results
In addition to U.S. GAAP results, this press release also contains non-GAAP financial results. The Company’s non-GAAP results for both the June 2022 and March 2022 quarters exclude amortization related to intangible assets acquired through business combinations, the effects of elective deferred compensation-related assets and liabilities, amortization of note discounts, and the net income tax benefit of non-GAAP items.
Management uses non-GAAP gross margin, operating expense, operating income, operating income as a percentage of revenue, net income, and net income per diluted share to evaluate the Company’s operating and financial results. The Company believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view the Company’s results from management’s perspective. Tables presenting reconciliations of non-GAAP results to U.S. GAAP results are included at the end of this press release and on the Company’s website at https://investor.lamresearch.com.
Caution Regarding Forward-Looking Statements
Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to: our outlook and guidance for future financial results, including revenue, gross margin, operating income and net income; our operational execution and technology leadership; the strength of our installed base business; and our prospects for growth. Some factors that may affect these forward-looking statements include: supply chain disruptions have limited and are expected to continue to limit our ability to meet demand for our products; supply chain cost increases and other inflationary pressures have impacted and are expected to continue to impact our profitability; trade regulations, export controls, trade disputes, and other geopolitical tensions may inhibit our ability to sell our products; business, political and/or regulatory conditions in the consumer electronics industry, the semiconductor industry and the overall economy may deteriorate or change; the actions of our customers and competitors may be inconsistent with our expectations; the severity, magnitude and duration of the COVID–19 pandemic (and the related governmental, public health, business and community responses to it), and their impacts on our business, results of operations and financial condition, are evolving and are highly uncertain and unpredictable; and widespread outbreaks of illness may impact our operations and revenue in affected areas; as well as the other risks and uncertainties that are described in the documents filed or furnished by us with the Securities and Exchange Commission, including specifically the Risk Factors described in our annual report on Form 10–K for the fiscal year ended June 27, 2021, and our quarterly reports on Form 10–Q for the fiscal quarters ended September 26, 2021, December 26, 2021 and March 27, 2022. These uncertainties and changes could materially affect the forward-looking statements and cause actual results to vary from expectations in a material way. The Company undertakes no obligation to update the information or statements made in this release.

Lam Research Corporation is a global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. Lam's equipment and services allow customers to build smaller and better performing devices. In fact, today, nearly every advanced chip is built with Lam technology. We combine superior systems engineering, technology leadership, and a strong values-based culture, with an unwavering commitment to our customers. Lam Research (Nasdaq: LRCX) is a FORTUNE 500® company headquartered in Fremont, Calif., with operations around the globe. Learn more at www.lamresearch.com. (LRCX-F)
Consolidated Financial Tables Follow.
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LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data and percentages)

	Three Months Ended			Twelve Months Ended
	June 26, 2022	March 27, 2022	June 27, 2021	June 26, 2022	June 27, 2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(1)
Revenue	$4,635,554	$4,060,416	$4,145,179	$17,227,039	$14,626,150
Cost of goods sold	2,535,042	2,243,791	2,229,978	9,355,232	7,820,844
Gross margin	2,100,512	1,816,625	1,915,201	7,871,807	6,805,306
Gross margin as a percent of revenue	45.3%	44.7%	46.2%	45.7%	46.5%
Research and development	411,157	407,120	381,749	1,604,248	1,493,408
Selling, general and administrative	210,002	217,408	217,525	885,737	829,875
Total operating expenses	621,159	624,528	599,274	2,489,985	2,323,283
Operating income	1,479,353	1,192,097	1,315,927	5,381,822	4,482,023
Operating income as a percent of revenue	31.9%	29.4%	31.7%	31.2%	30.6%
Other expense, net	(120,448)	(57,402)	(7,166)	(188,708)	(111,219)
Income before income taxes	1,358,905	1,134,695	1,308,761	5,193,114	4,370,804
Income tax expense	(149,971)	(112,917)	(164,104)	(587,828)	(462,346)
Net income	$1,208,934	$1,021,778	$1,144,657	$4,605,286	$3,908,458
Net income per share:
Basic	$8.76	$7.34	$8.02	$32.92	$27.22
Diluted	$8.74	$7.30	$7.98	$32.75	$26.90
Number of shares used in per share calculations:
Basic	137,993	139,229	142,662	139,899	143,609
Diluted	138,313	140,057	143,514	140,628	145,320
Cash dividend declared per common share	$1.50	$1.50	$1.30	$6.00	$5.20

(1)	Derived from audited financial statements.

 LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 26, 2022	March 27, 2022	June 27, 2021
	(unaudited)	(unaudited)	(1)
ASSETS
Cash and cash equivalents	$3,522,001	$4,194,719	$4,418,263
Investments	135,731	160,072	1,310,872
Accounts receivable, net	4,313,818	3,702,320	3,026,430
Inventories	3,966,294	3,479,332	2,689,294
Prepaid expenses and other current assets	347,391	351,658	207,528
Total current assets	12,285,235	11,888,101	11,652,387
Property and equipment, net	1,647,587	1,561,875	1,303,479
Restricted cash and investments	251,534	251,036	252,487
Goodwill and intangible assets	1,616,963	1,627,035	1,622,499
Other assets	1,394,313	1,260,984	1,061,300
Total assets	$17,195,632	$16,589,031	$15,892,152
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt and finance lease obligations	$7,381	$7,689	$11,349
Other current liabilities	4,557,378	4,187,052	3,516,518
Total current liabilities	4,564,759	4,194,741	3,527,867
Long-term debt and finance lease obligations	4,998,449	5,000,657	4,990,333
Income taxes payable	931,117	916,668	948,037
Other long-term liabilities	422,941	450,475	398,727
Total liabilities	10,917,266	10,562,541	9,864,964
Stockholders’ equity (2)	6,278,366	6,026,490	6,027,188
Total liabilities and stockholders’ equity	$17,195,632	$16,589,031	$15,892,152

(1)	Derived from audited financial statements.
(2)	Common shares issued and outstanding were 136,975 as of June 26, 2022, 138,707 as of March 27, 2022, and 142,501 as of June 27, 2021

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended			Twelve Months Ended
	June 26, 2022	March 27, 2022	June 27, 2021	June 26, 2022	June 27, 2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(1)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,208,934	$1,021,778	$1,144,657	$4,605,286	$3,908,458
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	87,932	84,228	78,397	333,739	307,151
Deferred income taxes	(173,987)	(56,878)	(146,029)	(257,438)	(151,477)
Equity-based compensation expense	69,588	68,543	56,321	259,064	220,164
Other, net	33,574	(3,121)	(27,786)	(44,751)	(17,392)
Changes in operating assets and liabilities	(782,107)	(356,840)	330,375	(1,796,226)	(678,741)
Net cash provided by operating activities	443,934	757,710	1,435,935	3,099,674	3,588,163
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(125,746)	(145,368)	(104,622)	(546,034)	(349,096)
Net sale of available-for-sale securities	23,486	79,184	799,965	1,165,884	464,522
Other, net	26,323	(28,380)	(6,282)	(7,575)	(42,155)
Net cash (used for) provided by investing activities	(75,937)	(94,564)	689,061	612,275	73,271
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on debt	(2,032)	(1,821)	(822,046)	(11,889)	(862,060)
Treasury stock purchases	(876,089)	(1,338,006)	(431,255)	(3,865,663)	(2,697,704)
Dividends paid	(208,056)	(210,587)	(185,385)	(815,290)	(726,992)
Reissuance of treasury stock related to employee stock purchase plan	61,798	—	56,330	108,178	97,764
Proceeds from issuance of common stock	997	492	851	5,682	24,123
Other, net	(152)	214	(269)	45	(2,113)
Net cash used for financing activities	(1,023,534)	(1,549,708)	(1,381,774)	(4,578,937)	(4,166,982)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(16,683)	(5,090)	702	(30,227)	7,215
Net (decrease) increase in cash, cash equivalents, and restricted cash	(672,220)	(891,652)	743,924	(897,215)	(498,333)
Cash, cash equivalents, and restricted cash at beginning of period	4,445,755	5,337,407	3,926,826	4,670,750	5,169,083
Cash, cash equivalents, and restricted cash at end of period	$3,773,535	$4,445,755	$4,670,750	$3,773,535	$4,670,750

(1)	Derived from audited financial statements.

Non-GAAP Financial Summary
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended
	June 26, 2022	March 27, 2022
Revenue	$4,635,554	$4,060,416
Gross margin	$2,094,006	$1,814,910
Gross margin as percentage of revenue	45.2%	44.7%
Operating expenses	$634,631	$620,636
Operating income	$1,459,375	$1,194,274
Operating income as a percentage of revenue	31.5%	29.4%
Net income	$1,221,257	$1,036,359
Net income per diluted share	$8.83	$7.40
Shares used in per share calculation - diluted	138,313	140,057
Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	June 26, 2022	March 27, 2022
U.S. GAAP net income	$1,208,934	$1,021,778
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations - cost of goods sold	1,308	1,153
Elective deferred compensation ("EDC") related liability valuation increase - cost of goods sold	(7,814)	(2,868)
EDC related liability valuation increase - research and development	(14,065)	(5,161)
Amortization related to intangible assets acquired through certain business combinations -selling, general and administrative	9,969	12,494
EDC related liability valuation increase - selling, general and administrative	(9,376)	(3,441)
Amortization of note discounts - other expense, net	701	695
Loss on EDC related asset - other expense, net	32,316	13,118
Net income tax benefit on non-GAAP items	(716)	(1,409)
Non-GAAP net income	$1,221,257	$1,036,359
Non-GAAP net income per diluted share	$8.83	$7.40
U.S. GAAP net income per diluted share	$8.74	$7.30
U.S. GAAP and non-GAAP number of shares used for per diluted share calculation	138,313	140,057

Reconciliation of U.S. GAAP Gross Margin, Operating Expenses and Operating Income to Non-GAAP Gross Margin, Operating Expenses and Operating Income
(in thousands, except percentages)
(unaudited)

	Three Months Ended
	June 26, 2022	March 27, 2022
U.S. GAAP gross margin	$2,100,512	$1,816,625
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations	1,308	1,153
EDC related liability valuation increase	(7,814)	(2,868)
Non-GAAP gross margin	$2,094,006	$1,814,910
U.S. GAAP gross margin as a percentage of revenue	45.3%	44.7%
Non-GAAP gross margin as a percentage of revenue	45.2%	44.7%
U.S. GAAP operating expenses	$621,159	$624,528
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations	(9,969)	(12,494)
EDC related liability valuation increase	23,441	8,602
Non-GAAP operating expenses	$634,631	$620,636
U.S. GAAP operating income	$1,479,353	$1,192,097
Non-GAAP operating income	$1,459,375	$1,194,274
U.S. GAAP operating income as percent of revenue	31.9%	29.4%
Non-GAAP operating income as a percent of revenue	31.5%	29.4%

Lam Research Corporation Contact:
Tina Correia, Investor Relations, phone: 510-572-1615, e-mail: investor.relations@lamresearch.com